UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2006

MCF CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

At 11:59 p.m., Eastern Time, on November 15, 2006, MCF Corporation will effect a 1-for-7 reverse stock split of its common stock. Pursuant to the reverse stock split, every seven shares of authorized and outstanding stock will be reclassified and combined into one new share of common stock. As of the opening day of the American Stock Exchange on November 16, 2006, the Company’s common stock will begin trading on a split-adjusted basis.

The exercise or conversion price, and the number of shares issuable under the Company’s outstanding stock options, warrants, and convertible notes, will be proportionately adjusted to reflect the 1-for-7 reverse stock split. The number of shares authorized for issuance under the Company’s equity compensation plans will also be proportionately reduced to reflect the reverse stock split. No fractional shares will be issued in connection with the reverse stock split. Stockholders who are entitled to fractional shares will receive shares rounded up to the nearest whole share.

A copy of the Company’s press release dated November 14, 2006, announcing the reverse stock split is attached to this filing as Exhibit 99.1. Additionally, the Certificate of Amendment to the Certificate of Incorporation, as amended, which will be filed November 15, 2006, with the Delaware Division of Corporations to effect the reverse stock split, is attached to this filing as Exhibit 3.4.

Item 9.01	Exhibits

3.4	Certificate of Amendment to the Certificate of Incorporation, as amended, effective November 15, 2006
99.1	Press Release announcing MCF Corporation's reverse stock split

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCF CORPORATION

Date: November 14, 2006	By:	_____________________________
D. Jonathan Merriman
Chairman and Chief Executive Officer